Exhibit 5.1

                        [LETTERHEAD OF YIGAL ARNON & CO]


Elbit Vision Systems Ltd.
New Industrial Park, Bldg 7
Yokneam
Israel

Ladies and Gentlemen:

               We have acted as Israeli  counsel to Elbit  Vision  Systems  Ltd.
(the "Company"), a corporation organized under the laws of the State of Israel. As such, we have participated in the preparation of the Company's registration statement on Form F-3 (the "Registration Statement") relating to the registration under the United States Securities Act of 1933, as amended, of 12,304,006 Ordinary Shares, par value NIS 1.0 per share (the "Shares").

               As counsel to the Company in Israel, we have examined copies of the Memorandum of Association and the Articles of Association, as amended, of the Company and such corporate records, instruments, and other documents relating to the Company and such matters of law as we have considered necessary or appropriate for the purpose of rendering this opinion. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic originals of all documents submitted to us as copies.

               Based on the foregoing, we advise you that in our opinion the Shares, if and when paid for and issued, will be duly authorized, legally issued, fully paid and non-assessable.

               We are members of the Israeli bar, and the opinions expressed herein are limited to questions arising under the laws of the State of Israel, and we disclaim any opinion whatsoever with respect to matters governed by the laws of any other jurisdiction.

               We consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Registration Statement under the caption "Legal Matters."

                                                Very truly yours,

                                                /s/ Yigal Arnon & Co.

                                                Yigal Arnon & Co.